Exhibit 10.42

Title (Version Date):	(Corrected and Restated) Amendment to Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum dated May 1, 2011 (the “Addendum”)

Description:	Fannie Mae will provide Servicer with early reimbursement of certain underlying servicing advances, and Fannie Mae will recoup such early reimbursement amounts from future recoveries.

Following a transfer to the Servicer by Flagstar Capital Markets Corporation of the servicing rights on certain loans effective September 1, 2011, Fannie Mae will provide Servicer with early reimbursement for 95% of P&I Delinquency Advances and 85% of T&I Servicing Advances and Corporate Servicing Advances applicable to the outstanding Legacy Advances on such loans (“Flagstar II Legacy Advances”), as provided in the Addendum. These reimbursement obligations are separate and distinct from those applicable to the “Flagstar Legacy Advances” as defined in the Addendum.

This (Corrected and Restated) Amendment to Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum dated May 1, 2011 supersedes and replaces in its entirety that version previously executed by the parties on August 29 and 30, 2011.

Indicative Terms	See attached Exhibit 1.

Nationstar Mortgage LLC

By:	/s/ Gregory A. Oniu

Title:	SVP

Date:	9/19/11

Fannie Mae

By:	/s/ Leslie Peeler

Title:	VP

Date:	9/20/11

Exhibit 1
(Corrected and Restated)
The Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum dated May 1, 2011, by and between Fannie Mae and Nationstar Mortgage LLC, shall be amended and supplemented, effective September 1, 2011, as follows:
1.	The Section of the Addendum titled “Eligible Advances for Early Reimbursement” shall be supplemented to additionally provide the following:

“Eligible Advances shall also include (unless stated otherwise) any outstanding Servicing Advances made by Flagstar Capital Markets Corporation in connection with the loans on which the servicing rights are transferred to Servicer effective September 1, 2011 (the “Flagstar II Legacy Advances.”)

2.	The Section of the Addendum titled “Ongoing Reconciliation Period” shall be supplemented to additionally provide the following at the end of such section:

“Flagstar II Legacy Advances:

95% of P&I Delinquency Advances; and 85% of T&I Servicing Advances and Corporate Servicing Advances, provided:
(i) Data available to Fannie Mae and the Servicer allow Fannie Mae to identify and segregate the Flagstar II Legacy Advances in a manner it deems satisfactory in its sole and absolute discretion, exercised in good faith; and
(ii) The Flagstar II Legacy Advances consist entirely of Servicing Advances of the type or types specified in the Fannie Mae EAF Data Dictionary.”

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